UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2006

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Paul E. Avery, an officer of the Company, and a director and an officer of certain affiliates of the Company, entered into a stock trading plan on April 28, 2006, in accordance with Rule 10b5-1 to exercise stock options to purchase, and upon exercise to sell, up to 643,000 shares of the Company’s common stock.   The plan provides for option exercises and subsequent sales of specified share amounts at specific market prices, subject to specified limitations.  Option exercises and sales pursuant to this plan may begin on April 28, 2006 and will terminate on August 15, 2006, unless terminated sooner in accordance with the plan’s terms.  This plan was established during the Company’s trading “window.” In addition, Mr. Avery has informed the Company that he will publicly disclose any stock exercises and stock sales made under the Rule 10b5-1 plan as required by the securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: May 3, 2006	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President